EXHIBIT 99.1

Kaleido Biosciences Announces Appointment of Theo Melas-Kyriazi
to its Board of Directors

LEXINGTON, Mass., July 15, 2019 – Kaleido Biosciences, Inc. (Nasdaq: KLDO), a clinical-stage healthcare company with a chemistry-driven approach to leveraging the potential of the microbiome organ to treat disease and improve human health, today announced that Theo Melas-Kyriazi, Executive Partner at Flagship Pioneering, has been appointed to its Board of Directors. In addition, the Company announced that Noubar Afeyan, Ph.D., co-founder of Kaleido and CEO of Flagship Pioneering, is stepping down after serving as a Board member since Kaleido’s founding within Flagship Labs in 2015.

“We are excited to welcome Theo to our Board. He brings extensive experience in financial and corporate strategy and a track record of building life science companies, which will be instrumental as we continue to advance our pipeline and execute across the business,” said Michael Bonney, Executive Chair of Kaleido’s Board of Directors. “We are also grateful to Noubar for his many contributions to Kaleido. He was among the first to recognize and embrace the potential of our innovative approach to the microbiome and has played a critical role in guiding Kaleido from inception to recently becoming a public company.”

Dr. Afeyan said, “I am proud of Kaleido’s pioneering work on the microbiome since its founding. Today, Kaleido has a validated platform, broad pipeline, and multiple candidates in clinical development. I look forward to watching this team build a leading microbiome company with the potential to transform health care. I know they will benefit greatly from Theo’s insights and experience.”

Mr. Melas-Kyriazi joined Flagship in April 2019, and also serves as Chief Financial Officer of Levitronix Technologies, Inc., a leader in magnetically levitated pumps for microelectronics and bioprocessing applications. He spent nearly two decades at Thermo Electron Corporation (now Thermo Fisher Scientific) in a variety of roles, including six years as CFO. There, he was instrumental in raising $2 billion in equity and convertible debt and executed Initial Public Offerings (IPOs) for five of Thermo Fisher’s subsidiary companies. Mr. Melas-Kyriazi has served on the Boards of Directors of multiple private and public life science companies and is currently a Director of Evelo Biosciences, Inc. (Nasdaq: EVLO). He holds a Bachelor’s degree in economics from Harvard University and an M.B.A. from Harvard Business School.

“I share Flagship’s enthusiasm for Kaleido and its commitment to translating the promise of the microbiome into solutions for patients,” said Mr. Melas-Kyriazi. “I am pleased to be joining the Board at an important time in Kaleido’s evolution, as it utilizes its human-centric discovery and development platform to rapidly advance Microbiome Metabolic Therapies into patient clinical studies.”

About Kaleido Biosciences

Kaleido Biosciences is a clinical-stage healthcare company with a differentiated, chemistry-driven approach to leveraging the potential of the microbiome organ to treat disease and improve human health. The Company has built a human-centric proprietary product platform to enable the rapid and cost-efficient discovery and development of novel Microbiome Metabolic Therapies (MMT™). MMTs are designed to modulate the metabolic output and profile of the microbiome by driving the function and distribution of the organ’s existing microbes. Kaleido is advancing a broad pipeline of MMT candidates with the potential to address a variety of diseases and conditions with significant unmet patient needs. To learn more, visit https://kaleido.com/.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding the therapeutic potential of our MMT candidates and our strategy, business plans and focus. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar words and expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words or expressions. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, those related to clinical development of our MMT product candidates, including statements regarding the rapidity at which our human-centric discovery and development platform can advance our MMT product candidates, the clinical development and safety profile of our MMT candidates and their therapeutic potential, whether and when, if at all, our MMT candidates will receive approval from the U.S. Food and Drug Administration and for which, if any, indications, competition from other biotechnology companies, and other risks identified in our SEC filings, including our Quarterly Report on Form 10-Q for the first quarter of 2019, and subsequent filings with the SEC. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. We disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. Any forward-looking statements contained in this press release represent our views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. We explicitly disclaim any obligation to update any forward-looking statements.

Contact

Amy Reilly

617-890-5721

amy.reilly@kaleido.com